Filed Pursuant to Rule 424(b)(3)
Registration File No.: 333-126218-01

SUPPLEMENT DATED AUGUST 17, 2005 TO PROSPECTUS SUPPLEMENT DATED AUGUST 11, 2005

$1,884,497,000
(Approximate)

Merrill Lynch Mortgage Trust 2005-CIP1
as Issuer

Commercial Mortgage Pass-Through Certificates, Series 2005-CIP1
Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4,
Class AM, Class AJ, Class B, Class C, Class D and Class XP

This is a supplement to the Prospectus Supplement dated August 11, 2005 (the "Prospectus Supplement"), relating to the above-referenced commercial mortgage pass-through certificates. It was the intent of Merrill Lynch Mortgage Investors Inc. to exclude Annex B-1 from the Prospectus Supplement. Accordingly, Annex B-1 is hereby deleted in its entirety from the Prospectus Supplement, and investors are directed to ignore all information contained thereon. The Prospectus Supplement should be read in conjunction with and as corrected by this supplement.

Merrill Lynch & Co.	Countrywide Securities Corporation

IXIS Securities North America

PNC Capital Markets, Inc.	Wachovia Securities